EXHIBIT 99.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Annual Report of Lipid Sciences, Inc. (the “Company”) on Form 10-K for the period ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Sandra Gardiner, the Chief Accounting Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/Sandra Gardiner
Sandra Gardiner
Chief Accounting Officer

Date: March 28, 2003

Explanatory Note: The Company does not currently have a Chief Executive Officer. The highest ranking officer of the Company is currently the Chief Accounting Officer.

A signed original of this written statement required by Section 906 has been provided to Lipid Sciences, Inc. and will be retained by Lipid Sciences, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.